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                                   TERM NOTE

$309,000.00                                                      April 9, 1997

         FOR VALUE RECEIVED, the undersigned, Angeles Metal Trim Co., a California corporation ("Borrower"), promises to pay to ERB Acquisition Group, LLC, a Nebraska limited liability company ("Lender"), at Suite 900W, 1650 Farnam Street, Omaha, Nebraska 68102, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal amount of THREE HUNDRED NINE THOUSAND AND NO/100 DOLLARS ($309,000.00) as described herein. Borrower further promises to pay interest (computed on the basis of a year consisting of twelve equal months) on the principal balance of this Term Note (this "Note") outstanding from time to time at the rate of 12.0% per annum.

         Interest on this Note shall be payable monthly in arrears on the 1st day of each month beginning with the 1st day of May, 1997. The principal of this Note and accrued and unpaid interest hereon shall be due and payable in full on April 9, 1999.

         Borrower shall have the option at any time to prepay, without penalty, the whole or a part of the principal of this Note. All prepayments shall be applied first to accrued and unpaid interest and then to principal.

         This Note is secured by a Pledge Agreement of even date herewith by Stone Pine Colorado, LLC, a Guaranty of even date herewith of Stone Pine Colorado, LLC and Consolidated Capital of North America, Inc. ("Consolidated Capital" and together with Stone Pine Colorado, LLC, the "Guarantors") a Security Agreement of even date herewith of Consolidated Capital and a Security Agreement of even date herewith of Stone Pine Colorado.

         The existence of any of the following conditions or the occurrence of one of the following events, if not cured or waived within ten (10) days after notice shall be an Event of Default of this Note:

               (a) Borrower shall fail to make any payment of any installment of interest or principal of this Note when due and payable; or

               (b) There occurs any "event of default" under and as defined in the Pledge Agreement, the Guaranty or either Security Agreement; or

               (c) Any warranty or representation contained in the Loan Agreement shall prove to have been false or incorrect or breached in any material respect on the date as of which made; or

               (d) Any violation in any material respect of any covenant contained in the Loan Agreement; or


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               (e)  Borrower, Consolidated Capital or Stone Pine Colorado shall fail to pay any Credit Obligation (defined to mean any obligation for the payment of borrowed money or the installment purchase price of property or an account of a lease of property, or any obligation under a guaranty or suretyship agreement covering obligations of such type) owing by it or them, or any interest or premium thereon, when due, whether owed to Lender or any other person and whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or Borrower, Consolidated Capital or Stone Pine Colorado shall fail to perform any term, covenant, or agreement on its or their part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed which continues beyond any applicable grace period, if the effect of such failure is to accelerate or to permit the holder or holders of such Credit Obligations to accelerate the maturity of such Credit Obligation, whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation; or

               (f) Borrower is dissolved or liquidated, or Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee of Borrower, commences any proceeding relating to Borrower under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty days, or Borrower by any act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Borrower or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of thirty days; or

               (g) Consolidated Capital is dissolved or liquidated, or Consolidated Capital makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee of Consolidated Capital, commences any proceeding relating to Consolidated Capital under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Consolidated Capital any such proceeding which remains undismissed for a period of sixty days, or Consolidated Capital by any act indicates its consent to, approval of or



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                    acquiescence in any such proceeding or the appointment of
                    any receiver of or trustee for Consolidated Capital or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of thirty days; or

               (h) Stone Pine Colorado is dissolved or liquidated, or Stone Pine Colorado makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee of Stone Pine Colorado, commences any proceeding relating to Stone Pine Colorado under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Stone Pine Colorado any such proceeding which remains undismissed for a period of sixty days, or Stone Pine Colorado by any act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Stone Pine Colorado or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of thirty days; or

               (i) Lender shall have determined that one or more conditions exist or events have occurred which will result in a material adverse change in the business, properties or financial condition of the Borrower, Consolidated Capital or Stone Pine Colorado.

         Upon the happening of any one or more of the foregoing Events of Default which shall be continuing (i) the unpaid balance of the principal amount hereof shall become and be immediately due and payable without presentation, demand, protest or other notice of any kind all of which are expressly waived by Borrower and (ii) the Borrower shall pay all costs and expenses of collection, including attorneys' fees.

         If any required payment under this Note is not paid within ten (10) days after the same becomes due and payable, the same shall bear interest at a rate which is five percent (5.0%) per annum in excess of the otherwise applicable rate of interest.

         This Note is fully transferable by Lender, without the consent of or notice to, Borrower.

         It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render



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usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by Borrower results in Borrower's having paid any interest in excess of that permitted by law, then it is Borrower's and Lender's express intent that all excess cash amounts theretofore collected by Lender be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA.


                                       ANGELES METAL TRIM CO.
                                       a California corporation


                                       By:  /s/ Donald R. Jackson
                                            ---------------------------------
                                       Name:  Donald R. Jackson
                                              -------------------------------
                                       Title:  Treasurer
                                               ------------------------------



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